UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                                    XRG, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock par value, $0.001 per share

(2)      Aggregate number of securities to which transaction applies:
         273,663,378 shares

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                    XRG, INC.
                         601 Cleveland Street, Suite 820
                            Clearwater, Florida 33755

                          INFORMATION STATEMENT NOTICE

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

Dear Stockholders:

         Notice is hereby given that on November 29, 2004, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock, approving an amendment to our Certificate of Incorporation to effect a one for twenty (20) reverse stock split whereby record owners of XRG common stock as of January 3, 2005 will own one share of common stock for every twenty (20) shares held as of that date. The reverse stock split will not affect the proportionate voting rights or shareholdings of the XRG shareholders. We believe that this reverse stock split will result in a proportionate increase in the price of a single XRG share, which may enhance the acceptability of our common stock in the financial markets.

         You are encouraged to read the attached Information Statement for further information regarding this action.

         This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228(e) of the Delaware General Corporation Law.

                           By Order of the Board of Directors


                           /s/ Donald G. Huggins, Jr.
                           ---------------------------
                           Donald G. Huggins, Jr., Chairman


Tampa Florida
November 29, 2004

                                    XRG, INC.
                         601 Cleveland Street, Suite 820
                            Clearwater, Florida 33755

                              INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                               NOT TO SEND A PROXY

                                  INTRODUCTION

         This Information Statement is furnished to holders of shares of common stock, $.001 par value (the "Common Stock") or (the "Voting Securities"), of XRG, Inc. (the "Company") to notify such stockholders that on November 29, 2004 the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Voting Securities representing in excess of 51% of the total issued and outstanding shares of voting stock of the Company approving , approving an amendment to our Certificate of Incorporation to effect a one for twenty (20) reverse stock split whereby record owners of XRG common stock as of January 3, 2005 will own one share of common stock for every twenty (20) shares held as of that date (the "Reverse Stock Split").

         The Reverse Stock Split and the amendment to our Certificate of Incorporation were adopted by our Board of Directors and the majority stockholders (the "Majority Stockholders") of our Company in accordance with the General Corporation Law of the State of Delaware. The Majority Stockholders own 204,183,333 shares of Common Stock or approximately 74.6% of our outstanding Voting Securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Vote Required for Approval," herein.

PURPOSE OF THE REVERSE SPLIT

         The Board believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date.

         Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

EFFECTS OF THE REVERSE STOCK SPLIT

         After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split.

         Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder's proportionate equity interest in XRG, subject to the treatment of fractional shares, the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of the board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

         The proposed reverse stock split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding warrants and stock options in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding warrants and stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding warrants and stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

         The reverse stock split will increase the number of stockholders of XRG who own "odd lots" of less than 100 shares of our common stock and decrease the number of stockholders who own "whole lots" of 100 shares or more of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, certain listing standards of exchanges or markets like those operated by Nasdaq or the American Stock Exchange may require that we have a certain minimum number of holders of whole lots.

         Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented (and depending on whether we choose thereafter to list our common stock on another market or exchange), our common stock will continue to be reported on the OTC Bulletin Board under the symbol "XRGC."

         The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio of one (1) to twenty (20), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

EFFECTIVE DATE

         The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse stock split ratio determined by the board within the limits set forth in this proposal.

NO FRACTIONAL SHARES

         No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu thereof, fractional shares will be rounded down to the nearest whole number of shares.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

ACCOUNTING CONSEQUENCES

         The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

         Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Certificate of Incorporation which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

         The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Certificate of Incorporation consist of shares of our Common Stock. Each share of our Common Stock is entitled to one vote and each share. The record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Certificate of Incorporation, was October 31, 2004. The number of outstanding shares of our Common Stock at the close of business on that date was 273,663,378.

Security Ownership of Principal Holders and Management.

                  The following table sets forth certain information as of October 31, 2004, regarding current beneficial ownership of the shares of any class of our Voting Securities by (i) each person known by us to own more than 5% of the outstanding shares of our Voting Securities, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 273,663,378 outstanding shares of Common Stock.


---------------------------------------------------------------- -------------------------------------------
                                                                                Common Stock
---------------------------------------------------------------- -------------------------------------------
Name and Address of Beneficial Owner (1)(4)                      Number          Percent of All Voting
                                                                                 Securities (2)
---------------------------------------------------------------- --------------- ---------------------------
Donald G. Huggins, Jr. (3)                                       13,033,333      4.8%
---------------------------------------------------------------- --------------- ---------------------------
Kevin P. Brennan                                                 10,583,334      3.9%
---------------------------------------------------------------- --------------- ---------------------------
Stephen R. Couture                                               9,733,333       3.6%
---------------------------------------------------------------- --------------- ---------------------------
Neil Treitman                                                    2,500,000       0.9%
---------------------------------------------------------------- --------------- ---------------------------
Barron Partners, LP                                              168,333,333     61.5%
---------------------------------------------------------------- --------------- ---------------------------
All executive officers and directors of the company as a group   35,850,000      13.1%
(4 persons)
---------------------------------------------------------------- --------------- ---------------------------

(1) Except as otherwise indicated, the address of each beneficial owner is c/o XRG, Inc., 601 Cleveland Street, Suite 820, Clearwater, Florida 33755.

(2) Calculated on the basis of 273,663,378 shares of common stock issued and outstanding as of October 31, 2004 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Mr. Huggins' wife Margaret J. Huggins is the stockholder. Mr. Huggins disclaims beneficial ownership of his wife's stock. Private Capital Group, Inc., a firm that Mr. Huggins is President owns 2,000,000 shares of common stock. Mr. Huggins's wife Margaret J. Huggins is the sole shareholder of Private Capital Group, Inc.

(4) These stockholders have consented to the amendment to our Certificate of Incorporation and they constitute the "Majority Stockholders" referenced herein in that respect.


                           VOTE REQUIRED FOR APPROVAL

Delaware Law.

         The above actions were unanimously adopted by our Board of Directors in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and the additional persons (including members of our management) who own in excess of a majority of our outstanding Voting Securities and who are collectively designated herein as the Majority Stockholders, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. See the caption "Voting Securities and Principal Holders Thereof" herein. The Majority Stockholders own 204,183,333 shares of Common Stock, or approximately 74.6% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder.

         The directors, executive officers and others comprising the Majority Stockholders who have voted, in writing, to approve the resolutions to amend our Certificate of Incorporation to effect the various amendments outlined above collectively own approximately 74.6% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these amendments to our Certificate of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Certificate of Incorporation and Vote Required for Approval," herein.


                                     NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION OF THESE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THIS AMENDMENT UNDER DELAWARE LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS



November 29, 2004                Donald G. Huggins, Jr., Chairman



#322535v1

                                                                      APPENDIX A

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    XRG, INC.


         XRG, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The name under which the Corporation was originally incorporated was USA Polymers, Inc.

         SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 17, 2000.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and 142 of the General Corporation Law of the State of Delaware adopted resolutions to amend of ARTICLE IV of the Certificate of Amendment of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

This corporation shall be authorized to issue one class of capital stock to be designated Common Stock ("Common Stock"). The total number of shares of Common Stock the corporation shall have authority to issue is 25,000,000, $.001 par value per share.

Effective as of 5:00 p.m., Eastern Time, on the date this Certificate of Amendment to Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty (20) shares of this corporation's Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of this corporation. No fractional shares shall be issued and, in lieu thereof, the number of whole shares issued to any holder of less than one share of Common Stock shall be rounded down to the nearest whole number.

         FOURTH: This Certificate of Amendment to Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.


         IN WITNESS WHEREOF, XRG, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of November 29, 2004.



By:      /s/ Kevin P. Brennan
         -------------------------

         Kevin P. Brennan, President and Chief Executive Officer